UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     3/10/2008

CITIZENS FIRST CORPORATION
(Exact name of registrant as specified in its charter)

Kentucky 333-67435 61-0912615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Ashley Street, Bowling Green, Kentucky 42103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (270) 393-0700

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)           On Monday, March 10, 2008, Citizens First Corporation’s Board Chairman Floyd Ellis received a letter of resignation from Director Billy J. Bell.  The Company believes that Director Bell resigned based on his disagreements with management regarding certain aspects of the Company’s operations.  A copy of Director Bell’s resignation letter is attached to this Report as Exhibit 99.

Although the letter does not explicitly state the nature of the disagreement, the Company believes the disagreement with Director Bell primarily involves the operation and performance of the Company since the Company’s acquisition of Kentucky Banking Centers, Inc. in November 2006.

Director Bell has served on all major committees of the Board, and at the time of his resignation served on the Company’s Compensation Committee. The Company regrets Director Bell’s decision to leave the Board at this time. Throughout the nine years Director Bell has served on the Board, the Company has appreciated his views and input.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
99 Resignation of Billy J. Bell from Citizens First Corporation's Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FIRST CORPORATION
(Registrant)
By: /s/ Mary D. Cohron Mary D. Cohron
President and Chief Executive Officer

Date: March 13, 2008

EXHIBIT INDEX
Exhibit Number Description of Exhibit 99 Resignation of Billy J. Bell from Citizens First Corporation's Board of Directors.